CREDIT SUISSE FIRST BOSTON                                  Exhibit 20    Page 1
                            AUTOFINANCE GROUP, INC.

           MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                       July 1, 1997 through July 31, 1997

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------
(A) Original Total Portfolio                                                                       $110,005,944.94
(B) Class A Noteholders' Percentage                                                                          67.00%
(C) Original Class A Note Balance                                                                  $ 73,703,000.00
(D) Class A Note Rate                                                                                         6.35%
(E) Class B Noteholders' Percentage                                                                          17.00%
(F) Original Class B Note Balance                                                                  $ 18,701,000.00
(G) Class B Note Rate                                                                                         6.65%
(H) Class C Noteholders' Percentage                                                                          10.00%
(I) Original Class C Note Balance                                                                  $ 11,000,000.00
(J) Class C Note Rate                                                                                         7.20%
(K) Class D Certificateholders' Percentage                                                                    6.00%
(L) Original Class D Certificate Balance                                                           $  6,601,944.94
(M) Class D Certificate Rate                                                                                  0.00%
(N) Servicing Fee Rate                                                                                        3.50%
(O) Original Weighted Average Coupon (WAC)                                                                   20.08%
(P) Original Weighted Average Remaining Term (WAM)                                                           54.68 months
(Q) Number of Contracts                                                                                      9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                           5,500,297.25
    (ii)  Minimum Specified Reserve Balance                                                           2,200,118.90
    (iii) Initial Deposit                                                                             1,650,089.17

(S) Noteholders' Percentage                                                                                 100.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                  Total Trust
------------------------------------------------                                                  -----------
(A) Total Portfolio Outstanding                                                                    $108,272,932.02
(B) Total Portfolio Pool Factor                                                                          0.9842462
(C) Class A Note Balance                                                                           $ 72,467,764.89
(D) Class A Principal Factor                                                                             0.9832404
(E) Class A Interest Carryover Shortfall                                                                      0.00
(F) Class A Principal Carryover Shortfall                                                                     0.00
(G) Class B Note Balance                                                                           $ 18,387,578.13
(H) Class B Principal Factor                                                                             0.9832404
(I) Class B Interest Carryover Shortfall                                                                      0.00
(J) Class B Principal Carryover Shortfall                                                                     0.00
(K) Class C Note Balance                                                                           $ 10,815,644.06
(L) Class C Principal Factor                                                                             0.9832404
(M) Class C Interest Carryover Shortfall                                                                      0.00
(N) Class C Principal Carryover Shortfall                                                                     0.00
(O) Class D Certificate Balance                                                                    $  6,601,944.94
(P) Reserve Account Balance                                                                           2,788,183.20
(Q) Payahead Account Balance                                                                            180,289.80
(R) Aggregate Subordinated Servicing Fees to Date                                                       320,850.67
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                       0.00
(T) Cumulative Net Losses for All Prior Periods                                                          36,607.11
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                     20.07%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                             53.80 months
(W) Number of Contracts                                                                                      9,126

C. INPUTS FROM THE MAINFRAME
----------------------------
(A) Precomputed Contracts
    (i)   Principal Payments Received                                                              $  1,622,933.98
    (ii)  Interest Payments Received                                                                  1,646,966.89
    (iii) Repurchased Loan Principal                                                                          0.00
    (iv)  Repurchased Loan Interest                                                                           0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                    0.00
(C) Amount Applied From Payahead Account                                                                 28,230.43
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                     20.06%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                         52.87 months
(F) Remaining Number of Contracts                                                                            9,011
(G) Delinquent Contracts
                                                                         Contracts                      Amount
                                                                         ---------                      ------
    (i)   30-59 Days Delinquent                                            156            1.73%    $  1,788,064.66      1.69%
    (ii)  60-89 Days Delinquent                                              0            0.00%               0.00      0.00%
    (iii) 90 Days or More Delinquent                                         0            0.00%               0.00      0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------
(A) Aggregate Net Losses for Collection Period                                                     $     613,804.82
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                        $     973,475.74
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                 358,353.11
    (iii) Recoveries on Previously Liquidated Contracts                                                    1,317.81
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                             218

I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.

                                               Controller           08/08/97

--------------------------------------------------------            ------------
Signature                                      Title                Date

CREDIT SUISSE FIRST BOSTON                               Exhibit 20       Page 2
                            AUTOFINANCE GROUP, INC.

           MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                       July 1, 1997 through July 31, 1997

I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                               $1,622,933.98
(B) Interest Payments Received (C(A)ii)                                                                1,646,966.89
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                             359,670.92
(D) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                 0.00
                                                                                                      -------------

(F) Total Collections (A+B+C+D+E)                                                                     $3,629,571.79
                                                                                                      -------------

(G) Total Available Amount (F)                                                                        $3,629,571.79

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                               $1,622,933.98
(B) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                            973,475.74
                                                                                                      -------------
(D) Principal Distribution Amount (A+B+C)                                                             $2,596,409.72


(E) Current Servicing Fee (Subordinated)                                                              $  315,796.05
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                      0.00
                                                                                                      -------------
(G) Total Servicing Fees Payable                                                                               0.00
(H) Servicing Fees Paid from Collection Account                                                                0.00
(I) Reserve Account Draw for Servicing Fees Payable                                                            0.00
(J) Servicing Fee Shortfall                                                                                    0.00
(K) Current Subordinated Servicing Fee                                                                   315,796.05
(L) Aggregate Subordinated Servicing Fees Before (P)                                                     636,646.72

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                               $  383,475.26
    (ii)   Class A Interest Distributable Amount                                                         383,475.26
    (iii)   Class A Monthly Principal Distributable Amount                                             1,850,636.20
    (iv)   Class A Principal Distributable Amount                                                      1,850,636.20
                                                                                                      -------------

    (v) Total Distributable Amount (i+ii)                                                             $2,234,111.46
    (vi) Class A Interest Paid from Collection Account                                                   383,475.26
    (vii) Reserve Account Draw for Class A Interest Payable                                                   $0.00
    (viii) Class A Interest Carryover Shortfall                                                               $0.00
    (ix) Class A Principal Paid from Collection Account                                                1,850,636.20
    (x) Reserve Account Draw for Class A Principal Payable                                                     0.00
    (xi) Class A Principal Carryover Shortfall                                                                 0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                               $  101,897.83
    (ii)   Class B Interest Distributable Amount                                                         101,897.83
    (iii)   Class B Monthly Principal Distributable Amount                                               469,570.41
    (iv)   Class B Principal Distributable Amount                                                        469,570.41
                                                                                                      -------------

    (v) Total Distributable Amount (i+ii)                                                             $  571,468.24
    (vi) Class B Interest Paid from Collection Account                                                   101,897.83
    (vii) Reserve Account Draw for Class B Interest Payable                                                   $0.00
    (viii) Class B Interest Carryover Shortfall                                                               $0.00
    (ix) Class B Principal Paid from Collection Account                                                  469,570.41
    (x) Reserve Account Draw for Class B Principal Payable                                                     0.00
    (xi) Class B Principal Carryover Shortfall                                                                 0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                               $   64,893.86
    (ii)   Class C Interest Distributable Amount                                                          64,893.86
    (iii)   Class C Monthly Principal Distributable Amount                                               276,203.12
    (iv)   Class C Principal Distributable Amount                                                        276,203.12
                                                                                                      -------------

    (v) Total Distributable Amount (i+ii)                                                             $  341,096.98
    (vi) Class C Interest Paid from Collection Account                                                    64,893.86
    (vii) Reserve Account Draw for Class C Interest Payable                                                   $0.00
    (viii) Class C Interest Carryover Shortfall                                                               $0.00
    (ix) Class C Principal Paid from Collection Account                                                  276,203.12
    (x) Reserve Account Draw for Class C Principal Payable                                                     0.00
    (xi) Class C Principal Carryover Shortfall                                                                 0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                $  636,646.72
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                             0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                       $  636,646.72

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                     $        0.00
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                                0.00



CREDIT SUISSE FIRST BOSTON                    Exhibit 20                  Page 3

                            AUTOFINANCE GROUP, INC.

           MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                       July 1, 1997 through July 31, 1997

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                                         $    180,289.80
(B) Amounts Applied to Payahead Account (C(B))                                                                         0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                                28,230.43
                                                                                                            ---------------
(D) Ending Period Balance                                                                                   $    152,059.37

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                               Begin. of Period             End of Period
(A) Balances and Principal Factors                                             ----------------             -------------
    (i)    Total Pool Balance                                                    $108,272,932.02            $105,676,522.30
    (ii)   Total Pool Factor                                                           0.9842462                  0.9606437
    (iii)  Receivables Balance                                                    108,272,932.02             105,676,522.30
    (iv)   Prefunding Account Balance                                                       0.00                       0.00
    (v)    Class A Note Balance                                                   $72,467,764.89            $ 70,617,128.69
    (vi)   Class A Principal Factor                                                    0.9832404                  0.9581310
    (vii)  Class B Note Balance                                                   $18,387,578.13            $ 17,918,007.72
    (viii) Class B Principal Factor                                                    0.9832404                  0.9581310
    (ix)   Class C Note Balance                                                   $10,815,644.06            $ 10,539,440.94
    (viii) Class C Principal Factor                                                    0.9832404                  0.9581310
    (ix)   Class D Certificate Balance                                             $6,601,944.94            $  6,601,944.94

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                    20.07%                     20.06%
    (ii)  Weighted Average Remaining Maturity (WAM)                                        53.80 months               52.87  months
    (iii) Remaining Number of Contracts                                                    9,126                      9,011



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------

(A) Beginning RA Balance (B(H))                                                                             $  2,788,183.20

(B) Draw for Servicing Fee (II(I))                                                                                     0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                        0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                        0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                        0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                        0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                         0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                         0.00

(I) Overcollateralization Amount                                                                            $ 35,059,393.61
(J) Maximum Specified Reserve Balance                                                                          5,500,297.25
(K) Specified Reserve Account Balance                                                                          5,500,297.25

(L) Amount Available for Deposit to the RA                                                                       482,895.12
                                                                                                            ---------------

(M) RA Balance Prior to Release                                                                             $  3,271,078.32
(N) Specified Reserve Account Balance                                                                          5,500,297.25
(O) Reserve Account Release                                                                                            0.00

(P) Ending Reserve Account Balance                                                                          $  3,271,078.32


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                             $    613,804.82
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                         $    973,475.74
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                                358,353.11
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                                  1,317.81
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                           650,411.93

(D) Delinquent and Repossessed Contracts
                                                                               Contracts                      Amount
                                                                               ---------                     --------
    (i)   30-59 Days Delinquent (C(G)i)                                          156         1.73%     $1,788,064.66       1.69%
    (ii)  60-89 Days Delinquent (C(G)ii)                                           0         0.00%              0.00       0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                     0         0.00%              0.00       0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                     218         2.42%      2,514,971.86       2.38%



CREDIT SUISSE FIRST BOSTON                            Exhibit 20          Page 4
                            AUTOFINANCE GROUP, INC.

           MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                       July 1, 1997 through July 31, 1997

          VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
          --------------------------------------------------

          (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
              (i)   Second Preceeding Collection Period                                                                0.00%
              (ii)  Preceeding Collection Period                                                                       0.40%
              (iii) Current Collection Period                                                                          6.80%
              (iv)  Three Month Average (Avg(i,ii,iii))                                                                3.60%

          (B) Ratio of Balance of Contracts Delinquent 60 Days or More and
              Balance of Financed Vehicles Repossessed but not Charged off to
              the Outstanding Pool Balance as of Each Collection Period.
              (i)   Second Preceeding Collection Period                                                                0.00%
              (ii)  Preceeding Collection Period                                                                       1.02%
              (iii) Current Collection Period                                                                          2.38%
              (iv)  Three Month Average (Avg(i,ii,iii))                                                                1.70%

          (C) Cumulative Net Loss Ratio                                                                                0.59%

          (D) Loss and Delinquency Trigger Indicator                                                    Trigger Was Not Hit


          VIII. RECONCILIATION OF COLLECTION ACCOUNT
          ------------------------------------------

          (A) Collection Account Beginning Balance (I(H))                                                      3,629,571.79
          (B) Servicing Fee Paid (II(H))                                                                               0.00
          (C) Class A Interest Paid (II(M(vi)))                                                                  383,475.26
          (D) Class B Interest Paid (II(N(vi)))                                                                  101,897.83
          (E) Class C Interest Paid (II(O(vi)))                                                                   64,893.86
          (F) Class A Principal Paid (II(M(ix)))                                                               1,850,636.20
          (G) Class B Principal Paid (II(N(ix)))                                                                 469,570.41
          (H) Class C Principal Paid (II(O(ix)))                                                                 276,203.12
          (I) Reserve Account Deposit                                                                            482,895.12
          (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                  0.00
          (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                                0.00
          (L) Releases to Seller                                                                                       0.00

                                                   Exhibit 20      Page 5

                         AFG Receivables Trust 1997-A
            Monthly Statement to Noteholders and Certificateholders
                         Servicer: Key Bank USA, N.A.
                     Sub Servicer: AutoFinance Group, Inc.
                   Indenture Trustee: Bankers Trust Company
                 Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  July 1, 1997 through July 31, 1997
Distribution Date:  August 15, 1997


Statement for Class A, Class B and Class C Noteholders and
Certificateholders Pursuant to Section 5.6 of the Sale and Servicing
Agreement


                                                                                                  Per $1,000 of Outstanding
                                                                                                  Class A/Class B/Class C
                                                                                                      Certificate Amount
                                                                                                     ---------------------------
(i)  Principal Distribution
          Class A Note  Amount                                                                   1,850,636.20      25.5373710
          Class B Note  Amount                                                                     469,570.41      25.5373710
          Class C Note  Amount                                                                     276,203.12      25.5373710
          Certificates  Amount                                                                           0.00       0.0000000


(ii)  Interest Distribution
          Class A Note  Amount                                                                     383,475.26      5.2916667
          Class B Note  Amount                                                                     101,897.83      5.5416667
          Class C Note  Amount                                                                      64,893.86      5.9999996


(iii)    Total Pool Balance of Notes and Certificates                                          105,676,522.30
         (end of Collection Period)


(iv)    Class A Notes Balance (end of Collection Period)                                        70,617,128.69
        Class A Pool Factor (end of Collection Period)                                              0.9581310
        Class B Notes Balance (end of Collection Period)                                        17,918,007.72
        Class B Pool Factor (end of Collection Period)                                              0.9581310
        Class C Notes Balance (end of Collection Period)                                        10,539,440.94
        Class C Pool Factor (end of Collection Period)                                              0.9581310
        Certificates Balance (end of Collection Period)                                          6,601,944.94


(v)  Basic Servicing Fee                                                                           315,796.05      2.9166667

(vi)   Aggregate Net Losses                                                                        613,804.82

(vii)   Reserve Account Balance after Giving Effect to Payments
         Made on Distribution Date                                                               3,271,078.32
        Specified Reserve Account Balance after Giving Effect to Payments
         Made on Distribution Date                                                               5,500,297.25
        Draws on Reserve Account                                                                         0.00
        Deposits to Reserve Account                                                                482,895.12

(viii)  Class A Notes Interest Carryover Shortfall                                                       0.00      0.0000000
        Class B Notes Interest Carryover Shortfall                                                       0.00      0.0000000
        Class C Notes Interest Carryover Shortfall                                                       0.00      0.0000000
        Class A Notes Principal Carryover Shortfall                                                      0.00      0.0000000
        Class B Notes Principal Carryover Shortfall                                                      0.00      0.0000000
        Class C Notes Principal Carryover Shortfall                                                      0.00      0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                         0.00


(x)  Delinquent Contracts
                                                                                               Number             Balance
                                                                                            ---------------------------------
           30-59 Days                                                                           156       |   1,788,064.66
           60-89 Days                                                                             0       |           0.00
           90 Days or More                                                                        0       |           0.00
